Exhibit 1.1

Execution Version

VESEY STREET INVESTMENT TRUST I

4.404% Senior Guaranteed Trust Securities

(Liquidation amount $1,000 per Trust Security)

guaranteed by

THE GOLDMAN SACHS GROUP, INC.

DISTRIBUTION AGREEMENT

July 17, 2012

Goldman, Sachs & Co.,

As representative of the Agents

named in Schedule I hereto,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

Vesey Street Investment Trust I (the “Trust”), a statutory trust created under the Statutory Trust Act of the State of Delaware (the “Delaware Statutory Trust Act”), and The Goldman Sachs Group, Inc., a Delaware corporation, as sponsor of the Trust and as guarantor (the “Guarantor”), propose, subject to the terms and conditions stated herein, that the Trust issue and sell an aggregate of 500,010 4.404% Trust Preferred Securities (liquidation amount $1,000 per Trust Preferred Security) (the “Securities”), representing undivided beneficial interests in the assets of the Trust, guaranteed by the Guarantor as to the payment of distributions and payments on liquidation or redemption (the “Guarantee”) pursuant to a guarantee agreement (the “Guarantee Agreement”) between the Guarantor and The Bank of New York Mellon, as trustee (including any successor trustee, the “Guarantee Trustee”). The proceeds of the sale of the Securities by the Trust are to be used to purchase $500,010,000 Series VS-1 Remarketed 4.404% Junior Subordinated Notes due 2016 (the “Junior Subordinated Notes”) of the Guarantor, to be issued pursuant to the Subordinated Debt Indenture, dated as of February 20, 2004, as amended and supplemented by the Third Supplemental Indenture, dated as of May 15, 2007, the Fifth Supplemental Indenture, dated as of February 6, 2012, and the Seventh Supplemental Indenture (the “Indenture”), each between the Guarantor and The Bank of New York Mellon, as trustee (including any successor trustee, the “Note Trustee”). The Agents named in Schedule I hereto (the “Agents”) are undertaking to solicit and receive offers for the Securities. The term “Representative” refers to Goldman, Sachs & Co. acting as representative of the Agents. All determinations and actions required or permitted to be made by the Representative on behalf of the Agents (including determinations as to whether or not any closing condition has been satisfied and whether or not any unsatisfied conditions shall be waived) shall be made solely by the Representative on behalf of the Agents.

The Trust and the Guarantor acknowledge and agree that Goldman Sachs & Co. may use the Prospectus (as defined below) in connection with offers and sales of the Securities as contemplated in the Prospectus under the caption “Plan of Distribution – Market-Making Resales by Affiliates” (“Secondary Market Transactions”). The Trust and the Guarantor further acknowledge and agree that Goldman, Sachs & Co. is under no obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Trust or the Guarantor. The term “Agent”, whenever used in this Agreement, shall include Goldman, Sachs & Co., whether acting in its capacity as an Agent or acting in connection with a Secondary Market Transaction, except as may be specifically provided otherwise herein.

1. Each of the Guarantor and the Trust, jointly and severally, represents and warrants to, and agrees with, each of the Agents that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-176914) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Agent through Goldman, Sachs & Co. expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 2:30 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus together with the statements under the caption “Specific Terms of the Senior Guaranteed Securities – Terms of the Senior Guaranteed Securities” in, and the information in the table on the front cover of, the Prospectus (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Guarantor by an Agent through Goldman, Sachs & Co. expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Agent through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Agent through Goldman, Sachs & Co. expressly for use therein;

(f) Neither the Guarantor nor any of its subsidiaries that are listed in the Guarantor’s latest annual report on Form 10-K pursuant to the requirements of Form 10-K and Item 601(b)(21) of the Commission’s Regulation S-K and are “significant subsidiaries” as defined in Rule 1-02(w) of the Commission’s Regulation S-X (the “Significant Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Guarantor or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(h) The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act with the power and authority to own its properties and conduct its business as described in the Prospectus, and the Trust has conducted no business to date other than as contemplated by this Agreement; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Declaration of Trust (the “Trust Declaration”), among the Guarantor, the trustees named therein (including any successor trustees, the “Trustees”) and the holders of the Securities issued thereunder, and the agreements and instruments contemplated by the Trust Declaration; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Declaration and described in the Pricing Prospectus; the Trust is not classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

(i) The Guarantor has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;

(j) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust entitled to the benefits provided by the Guarantor Agreements (as defined in Section 1(k) below); the Indenture and the Guarantee have been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Guarantor and, in the case of the Indenture, by the Note Trustee, and in the case of the Guarantee, by the Guarantee Trustee, will constitute valid and legally binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(k) The Guarantee, the Junior Subordinated Notes, the Trust Declaration, the Indenture and the Note Purchase Agreement among the Guarantor, the Trust, Goldman Sachs Capital III and Goldman, Sachs & Co. (the “Note Purchase Agreement”) (the Guarantee, the Junior Subordinated Notes, the Trust Declaration, the Indenture and the Note Purchase Agreement being collectively referred to as the “Guarantor Agreements”), when validly executed and delivered by the Guarantor and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Declaration, by the Trustees and, in the case of the Indenture, by the Note Trustee, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Guarantor Agreements will conform to the descriptions thereof in the Pricing Prospectus;

(l) The issue and sale of the Securities, the compliance by the Guarantor and the Trust with all of the provisions of the Securities, the Guarantor

Agreements, and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated By-laws of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Trust or the consummation by the Guarantor and the Trust of the transactions contemplated by this Agreement or the Guarantor Agreements, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation of offers to purchase and distribution of the Securities by the Agents;

(m) Neither the Guarantor nor any of its Significant Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Specific Terms of the Senior Guaranteed Securities”, “Description of the Trust, the Senior Guaranteed Securities, the Guarantee and the Notes – The Senior Guaranteed Trust Securities” and “Description of the Senior Guaranteed Securities” insofar as they purport to constitute a summary of the terms of the Securities, under the captions “Description of the Trust, the Senior Guaranteed Securities, the Guarantee and the Notes – Guarantee” and “Description of the Guarantees” insofar as they purport to constitute a summary of the terms of the Guarantee; under the captions “Description of the Trust, the Senior Guaranteed Securities, the Guarantee and the Notes – Junior Subordinated Notes” and “Description of the Junior Subordinated Notes” insofar as they purport to constitute a summary of the terms of the Junior Subordinated Notes, and under the captions “Material United States Federal Income Tax Considerations – Treatment of the Senior Guaranteed Trust Securities” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject which, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries; and, to the best of the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p) The Trust is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act;

(r) The Guarantor and its Significant Subsidiaries possess all authorizations issued by the appropriate Federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Pricing Prospectus, except as would not, individually or in the aggregate, have a material adverse effect on the prospects, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries;

(s) PricewaterhouseCoopers LLP, who certified certain financial statements of the Guarantor and its subsidiaries, are and audited the Guarantor’s internal control over financial reporting are an independent registered accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(t) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting; and

(u) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

2. Subject to the terms and conditions herein set forth, the Trust agrees to issue and the Agents agree to use their commercially reasonable efforts to obtain offers to purchase, the Securities at a purchase price of 100.271% of the liquidation amount thereof, plus accrued distributions, if any, from July 20, 2012 to the Time of Delivery (as defined below) hereunder.

As compensation for the performance of their services as Agents hereunder, and in view of the fact that the proceeds from the sale of the Securities will be used by the Trust to purchase the Junior Subordinated Notes, the Guarantor at the Time of Delivery will pay by wire transfer of immediately available funds to Goldman, Sachs & Co., for the account of the Agents, $1,500,030.00 in the aggregate, to be allocated to each Agent in the proportions set forth in Schedule I hereto at the Time of Delivery.

3. Reserved.

4. (a) The Securities to be issued and sold by the Trust hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. The Trust will deliver the Securities to Goldman, Sachs & Co., for the account of each purchaser, against payment by or on behalf of the purchasers of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Trust to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Trust will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on July 20, 2012 or at such other place and time and date as Goldman, Sachs & Co., the Guarantor and the Trust may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Agents pursuant to Section 8(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad St., New York, New York 10004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Each of the Guarantor and the Trust, jointly and severally, agrees with each of the Agents:

(a) To prepare the Prospectus in a form approved by you and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; if requested by Goldman, Sachs & Co. prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the Securities, in substantially the form set forth in Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities (including, in the case of Goldman, Sachs & Co., in any Secondary Market Transactions during the Secondary Transactions Period (as defined in Section 5A(a) hereof)), and during such same period to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities as contemplated by this Agreement (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Agents has purchased Securities that remain unsold, the Guarantor and the Trust will file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Guarantor and the Trust are no longer eligible to file an automatic shelf registration statement, the Guarantor and the Trust will, if it they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Guarantor and the Trust will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities (including, in the case of Goldman, Sachs & Co., in any Secondary Market Transactions during the Secondary Transactions Period), provided that in connection therewith neither the Trust nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Agents with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities (or, in the case of Goldman, Sachs & Co., in connection with any Secondary Market Transactions during the Secondary Transactions Period, whether before or after such expiration) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Agent and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Agent is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Agent, to prepare and deliver to such Agent as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act (it being understood, however, that the preceding clause, rather than this clause, shall apply with respect to Goldman, Sachs & Co. in connection with any Secondary Market Transactions during the Secondary Transactions Period); provided, however, that the Guarantor and the Trust may elect, upon notice to Goldman, Sachs & Co., not to comply with this paragraph (e) with respect to any Secondary Market Transaction, but only for a period or periods that the Guarantor reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, Goldman, Sachs & Co. shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Guarantor that it may resume using such document (or such document as it may be amended or supplemented);

(f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158);

(g) To issue the Guarantee and to cause Goldman Sachs Capital III to sell the Junior Subordinated Notes pursuant to the Note Purchase Agreement to the Trust concurrently with the issue and sale of the Securities as contemplated herein;

(h) During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Securities as notified to the Guarantor by you and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Guarantor that are substantially similar to the Securities, without your prior written consent;

(i) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement to purchase the Junior Subordinated Notes from Goldman Sachs Capital III pursuant to the Note Purchase Agreement.

5A. Each of the Guarantor and the Trust, jointly and severally, agrees with Goldman, Sachs & Co., with respect to the issuance of the Securities:

(a) To make no amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus during the Secondary Transactions Period which shall be disapproved by Goldman, Sachs & Co. promptly after reasonable notice thereof. The “Secondary Transactions Period” means the period beginning on the date hereof and continuing for as long as may be required under applicable law, in the reasonable judgment of Goldman, Sachs & Co. after consultation with the Guarantor, in order to offer and sell any such Securities in Secondary Market Transactions as contemplated by the Pricing Prospectus;

(b) During the Secondary Transactions Period, to furnish to Goldman, Sachs & Co. copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to Goldman, Sachs & Co. (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Guarantor as Goldman, Sachs & Co. may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and

(c) Each time the Registration Statement, the Base Prospectus or the Prospectus shall be amended or supplemented during the Secondary Transactions Period, to furnish or cause to be furnished to Goldman, Sachs & Co., upon its request, written opinions of counsel for the Guarantor, a letter from the independent accountants who have certified the financial statements included in the Registration Statement as then amended and certificates of officers of the Guarantor, in each case in form and substance reasonably satisfactory to Goldman, Sachs & Co., all to the effect specified in subsections (c), (d) and (i), respectively, of Section 8 hereof (as modified to relate to the Registration Statement and the Prospectus as then amended or supplemented).

Notwithstanding the foregoing provisions, the Guarantor and the Trust may elect, upon notice to Goldman, Sachs & Co., not to comply with this Section 5A with respect to any Secondary Market Transaction, but only for a period or periods that the Guarantor reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, Goldman, Sachs & Co. shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Guarantor that it may resume using such document (or such document as it may be amended or supplemented).

6. (a) The Guarantor and each Agent agree that the Agents may prepare and use one or more preliminary or final term sheets relating to the Securities containing customary information;

(i) Each Agent represents that, other than as permitted under subparagraph (a)(i) above, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Guarantor and Goldman, Sachs & Co. and that Schedule II(b) hereto is a complete list of any free writing prospectus for which the Agents have received such consent; and

(ii) The Guarantor and the Trust each represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of Goldman, Sachs & Co. and that Schedule II(a) hereto is a complete list of any Issuer Free Writing Prospectuses for which the Guarantor has received such consent;

(b) The Guarantor and the Trustee have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Guarantor will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Agent (or, in the case of any Secondary Market Transaction, to Goldman, Sachs & Co.) an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Agent through Goldman, Sachs & Co. expressly for use therein.

7. Each of the Guarantor and the Trust, jointly and severally, covenants and agrees with the several Agents that the Guarantor and the Trust will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Guarantor’s and the Trust’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents and dealers; (ii) the cost of printing or producing any Agreement among Agents, this Agreement, the Guarantor Agreements, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustees, the Note Trustee and the Guarantee Trustee and any of their agents and the fees and disbursements of their counsel in connection with the Guarantor Agreements and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 13 hereof, the Agents will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, the cost of preparing and distributing any term sheet prepared by any Agent, and any advertising expenses connected with any offers they may make.

8. The obligations of the Agents hereunder shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Guarantor and the Trust herein are, at and as of the Time of Delivery, true and correct, the condition that the Guarantor and the Trust shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; any final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Guarantor pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Counsel for the Agents shall have furnished to you a written opinion and letter, dated the Time of Delivery, to the effect set forth in Annex I hereto;

(c) A General Counsel or Associate General Counsel for the Guarantor shall have furnished to you his or her written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

(d) On the date hereof at a time prior to the execution of this Agreement and at the Time of Delivery for the Securities, the independent accountants shall have furnished to you a letter, dated the date hereof, and a letter, dated such Time of Delivery, respectively, to the effect set forth in Annex III hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as you may reasonably request, and in form and substance satisfactory to Goldman, Sachs & Co.;

(e) (i) Neither the Guarantor nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Guarantor’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h) The Guarantor and the Trust shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(i) Richards, Layton & Finger, P.A., special Delaware counsel for the Guarantor and the Trust, shall have furnished to the Representative their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the effect set forth in Annex IV hereto;

(j) Sullivan & Cromwell LLP, special tax counsel for the Guarantor, shall have furnished to the Representative their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the effect that such firm confirms its opinion set forth in the Pricing Prospectus under the caption “Material United States Federal Income Tax Considerations”; and

(k) The Guarantor shall have furnished or caused to be furnished to you at the Time of Delivery (i) certificates of officers of the Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Guarantor herein at and as of such time, as to the performance by the Guarantor of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request and (ii) written confirmation of the ratings assigned to the Securities.

9. (a) Each of the Guarantor and the Trust, jointly and severally, will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the engagement of the Agents pursuant to, or the performance by the Agents of the services contemplated by, this Agreement, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Guarantor nor the Trust shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Guarantor by any Agent through Goldman, Sachs & Co. expressly for use therein; and provided, further, that neither the Guarantor nor the Trust shall be liable under clause (ii) to the extent that such liability is judicially determined to have resulted from the bad faith, gross negligence or willful misconduct on the part of the Agents.

(b) Each Agent will indemnify and hold harmless the Guarantor and the Trust against any losses, claims, damages or liabilities to which the Guarantor or the Trust may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, the Pricing Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, the Pricing Prospectus or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by such Agent through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Guarantor and the Trust for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Trust on the one hand and the Agents on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Guarantor and the Trust on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Trust on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Guarantor and the Trust bear to the total commissions received by the Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor or the Trust on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Guarantor, the Trust and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several in the same proportion as their entitlements to the commissions set forth in Section 2 and not joint.

(e) The obligations of the Guarantor and the Trust under this Section 9 shall be in addition to any liability which the Guarantor and the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act and each broker-dealer affiliate of any Agent; and the obligations of the Agents under this Section 9 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Guarantor or the Trust and to each person, if any, who controls the Guarantor within the meaning of the Act.

10. Any Agent may resign and be discharged from its duties and obligations hereunder, and the Guarantor or the Trust may remove any Agent, by giving prior written notice to, in the case of a resignation, the Guarantor and the Trust, and, in the case of a removal, the removed Agent. The provisions of Sections 7 and 9 shall survive the resignation or removal of an Agent pursuant to this Agreement.

11. The respective indemnities, agreements, representations, warranties and other statements of the Guarantor and the Trust and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Guarantor and the Trust, or any officer or director or controlling person of the Guarantor or the Trust, and shall survive delivery of and payment for the Securities.

12. Anything herein to the contrary notwithstanding, the indemnity agreement of the Trust and the Guarantor in subsection (a) of Section 9 hereof, the representations and warranties in subsections (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Guarantor or the Trust pursuant to Section 8 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Guarantor and the Trust of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Agent who is a director or officer of the Guarantor who signed the Registration Statement or a controlling person of the Guarantor or the Trust when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Guarantor and the Trust the matter has been settled by controlling precedent, the Guarantor and the Trust will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

13. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Guarantor nor the Trust shall then be under any liability to any Agent except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Trust as provided herein, the Guarantor and the Trust will reimburse the Agents through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Agents in making preparations for the purchase, sale and delivery of the Securities, but the Guarantor and the Trust shall then be under no further liability to any Agent except as provided in Sections 7 and 9 hereof.

14. In all dealings hereunder, Goldman, Sachs & Co. (and only Goldman, Sachs & Co.) shall act on behalf of each of the Agents (including with respect to any determination as to whether any condition to the obligations of the Agents has been satisfied, any representation or agreement of the Guarantor has been complied with or any such condition, representation or agreement may be waived), and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Agent made or given by Goldman, Sachs & Co.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, telex or facsimile transmission to the Representative, c/o Goldman, Sachs & Co., at 200 West Street, New York, New York 10282, Attention: Registration Department; and if to the Guarantor or the Trust shall be delivered or sent by mail, telex or facsimile transmission to the address of the Guarantor or the Trust set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Agent pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Agent at its address set forth in its Agents’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Guarantor and the Trust by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents, the Guarantor, the Trust and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Guarantor and the Trust and each person who controls the Guarantor, the Trust or any Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Guarantor and the Trust acknowledge and agrees that (i) no Agent has assumed an advisory or fiduciary responsibility in favor of the Guarantor or the Trust with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Guarantor or the Trust on other matters) or any other obligation to the Guarantor or the Trust except the obligations expressly set forth in this Agreement and (ii) the Guarantor and the Trust have consulted their own legal and financial advisors to the extent they deemed appropriate. The Guarantor and the Trust agree that they will not claim that the Agents, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Guarantor or the Trust, in connection with such transaction or the process leading thereto. The duties and obligations of the Agents shall be determined solely by the express provisions of this Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement. In the absence of bad faith on the part of the Agents, the Agents may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement as to the truth of the statements expressed in any of such documents. The Agents shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Agents, acting under this Agreements, shall incur no liability to the Guarantor or the Trust in its individual capacity or as Agent for any action or failure to act, on its part in connection with this Agreement or otherwise, except if such liability is judicially determined to have resulted from the bad faith, negligence or willful misconduct on its part.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Guarantor and the Trust, on the one hand, and the Agents, or any of them, on the other hand, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Guarantor, the Trust and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Guarantor and the Trust are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Guarantor or the Trust relating to that treatment and structure, without the Agents imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Agents, this letter and such acceptance hereof shall constitute a binding agreement between each of the Agents, the Guarantor and the Trust. It is understood that your acceptance of this letter on behalf of each of the Agents is pursuant to the authority set forth in a form of Agreement among Agents, the form of which shall be submitted to the Guarantor and the Trust for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Vesey Street Investment Trust I

By:	/s/ Ellis J. Whipple
	Name:	Ellis J. Whipple
	Title:	Administrative Trustee

The Goldman Sachs Group, Inc.

By:	/s/ Ellis J. Whipple
	Name:	Ellis J. Whipple
	Title:	Assistant Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Michael Hickey
	Name:	Michael Hickey
	Title:	VP

On behalf of each of the Agents

SCHEDULE I

Agent	Allocation of Sales Commission

Goldman, Sachs & Co.	97.00%

Drexel Hamilton, LLC	1.00%

Muriel Siebert & Co., Inc.	1.00%

Cabrera Capital Markets, LLC	1.00%

Total	100%

1

SCHEDULE II(a)

None

1

SCHEDULE II(b)

None

1

SCHEDULE III

FORM OF FINAL TERM SHEET

Issuer:	Vesey Street Investment Trust I

Issue of Securities:	4.404% Senior Guaranteed Trust Securities due 2016 (Liquidation amount $1,000 per senior guaranteed trust security), fully and unconditionally guaranteed by The Goldman Sachs Group, Inc.

Aggregate Liquidation Amount:	U.S. $500,010,000

Coupon:	1.03685% (from and including June 1, 2012 to but excluding July 20, 2012); 4.404% (thereafter)

Distribution Payment Dates:	semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2012.

Mandatory Redemption:	On September 1, 2016, at the Senior Guaranteed Trust Securities’ liquidation amount plus accrued and unpaid distributions to the date of redemption.

Clean Price to Public:	100.130%

Spread to Treasury:	3.75% over 0.750% UST due 6/30/2017

10yr UST Spot:	100-20 1/4 / 0.620%

Redemption in the Event of Tax Event or Investment Company Event:	Issuer may redeem the Senior Guaranteed Trust Securities in whole, but not in part, within 60 days after the occurrence of a tax event or investment company event, at a redemption price equal to the greater of 100% of the principal amount thereof and the applicable make-whole amount, plus accrued and unpaid distributions to the date of redemption.

Make-Whole Premium:	U.S. Treasury + 50 bps

Settlement Date:	July 20, 2012 (T+3)

Co-Managers:	Goldman, Sachs & Co. Drexel Hamilton, LLC Muriel Siebert & Co., Inc. Cabrera Capital Markets, LLC

1

ANNEX I

Form of Opinion of Counsel to the Agents

[date]

Goldman, Sachs & Co.,

As Representative of the Agents,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

In connection with (i) the issuance today by Vesey Street Investment Trust I, a Delaware statutory trust (the “Issuer”), of $500,010,000 liquidation amount of 4.404% Senior Guaranteed Trust Securities (the “Trust Securities”), representing undivided beneficial interests in the assets of the Issuer, issued pursuant to the Amended and Restated Declaration of Trust, dated as of July 20, 2012 (the “Declaration of Trust”), among The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”), as Sponsor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, the Administrative Trustees named therein (together, the “Issuer Trustees”) and the several holders thereof from the Issuer, pursuant to the Distribution Agreement, dated July 17, 2012 (the “Distribution Agreement”), among the Issuer, the Company and you, as Representative of the several Agents named therein (the “Agents”),and (ii) the Issuer’s purchase today of $500,010,000 principal amount of Series VS-1 Remarketed 4.404% Junior Subordinated Notes due 2016 (the “Notes”) of the Company, issued pursuant to the Subordinated Debt Indenture, dated as of February 20, 2004 (the “Subordinated Debt Indenture”), as supplemented by the Third Supplemental Indenture, dated as of May 15, 2007, the Fifth Supplemental Indenture, dated as of February 6, 2012, and the Seventh Supplemental Indenture (the “Supplemental Indenture” and, together with the Subordinated Debt Indenture, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Note Trustee”), from Goldman Sachs Capital III, a Delaware statutory trust (the “Note Seller”), pursuant to the Note Purchase Agreement, dated as of July 17, 2012 (the “Note Purchase Agreement”), among the Issuer, the Company, Goldman, Sachs & Co. and the Note Seller, we, as counsel for the several Agents, have examined such corporate and trust records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Trust Securities by the Issuer, the sale and delivery of the Notes by the

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Note Seller to the Issuer, and the execution, delivery and performance by the Company of the Guarantee Agreement, dated as of July 20, 2012 (the “Guarantee Agreement”), between the Company, as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, have been obtained or made; provided, however, that for the purposes of this paragraph (2) we express no opinion with respect to federal or state securities laws or to any regulatory consent, authorization, approval or filing required to be obtained or made by the Note Seller or the Issuer.

(3) The sale of the Notes by the Note Seller to the Issuer in accordance with the Note Purchase Agreement, the execution and delivery of the Guarantee Agreement, the issuance of the Trust Securities in accordance with the Trust Declaration and the sale of the Trust Securities by the Issuer pursuant to the Distribution Agreement do not, and the performance by the Company of its obligations under the Notes, the Indenture, the Guarantee Agreement, the Note Purchase Agreement and the Distribution Agreement, and by the Issuer of its obligations under the Trust Securities, the Trust Declaration and the Note Purchase Agreement, and by the Note Seller of its obligations under the Note Purchase Agreement, and the consummation of the transactions therein contemplated, in each case with respect to the Notes and the Trust Securities, will not, (a) violate the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (b) result in a default under or breach of the agreements filed as exhibits nos. 10.1 through 10.61, inclusive, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, or (c) violate any federal law of the United Sates or law of the State of New York applicable to the Company, the Trust or the Note Seller; provided, however, that for the purposes of this paragraph (3), we express no opinion with respect to federal or state securities laws, fraudulent transfer laws, other antifraud laws and the Employee Retirement Income Security Act of 1974 and related laws or with respect to any laws insofar as they may apply to the Issuer; and provided, further, that insofar as the performance by the Company, the Trust or the Note Seller of its obligations, if any, under the Notes, the Indenture, the Guarantee Agreement, the Note Purchase Agreement and the Distribution Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(4) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Notes have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Notes constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) The Trust Declaration has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939.

(6) Each of the Guarantee Agreement and the Note Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939. For the

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purposes of this paragraph (6), however, we express no opinion with respect to any obligations that the Company, the Issuer and the Issuer Trustees may have with respect to the Trust Securities or the Trust Declaration or the effect that their performance of such obligations may have on the matters addressed in this paragraph (6).

(7) The Distribution Agreement has been duly authorized, executed and delivered by the Company.

(8) Neither the Issuer nor the Company is, and immediately after giving effect to the offering and sale of the Trust Securities (as well as the use of all the proceeds from the sale of the Trust Securities by the Issuer to purchase the Notes from the Note Seller) will be, an “investment company” as such term is defined in the Investment Company Act of 1940.

The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters upon information obtained from public officials, officers of the Company, the Issuer Trustees and other sources believed by us to be responsible, and we have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Note Trustee, (ii) the Trust Declaration has been duly executed and delivered by the Issuer under Delaware law and has been duly authorized, executed and delivered by each of the Issuer Trustees, (iii) the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantee Trustee, (iv) the Notes conform to the specimen thereof examined by us, (v) the Note Trustee’s certificate of authentication of the Notes has been manually signed by one of the Note Trustee’s authorized officers, (vi) each of the Issuer and the Note Seller has been duly created and is validly existing under the Delaware Statutory Trust Act and the Note Purchase Agreement and the Distribution Agreement are valid and legally binding obligations of the Trust and the Note Purchaser, as the case may be, and (vii) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

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Form of Letter of Counsel to the Agents

[date]

Goldman, Sachs & Co.,

As Representative of the Agents,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of 500,010 4.404% Senior Guaranteed Trust Securities, liquidation amount $1,000 per security (the “Securities”), of Vesey Street Investment Trust I, a Delaware statutory trust (the “Trust”), and the related guarantee thereof by The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), which is the sponsor of the Trust and the guarantor under the Guarantee Agreement referred to below.

The Registration Statement relating to the Securities and the related securities (including the Notes and the Guarantee (each as defined in the Prospectus Supplement referred to below and, collectively, the “Related Securities”)) (File Nos. 333-176914) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated February 16, 2012 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated July 17, 2012 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Base Prospectus. The Base Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

In accordance with our understanding with you as to the scope of our services under the circumstances applicable to the offering of the Securities, we reviewed the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, dated July 17, 2012, the Final Term Sheet, dated July 17, 2012 (the “Final Term Sheet”) and filed pursuant to Rule 433 under the Securities Act (such Final Term Sheet, taken together with the Base Prospectus and the Preliminary Prospectus Supplement, being referred to herein as the “Pricing Disclosure Package”) and the Prospectus Supplement and participated in discussions with your representatives and those of the Guarantor, its counsel, special Delaware counsel to the Trust and Goldman Sachs Capital III, a Delaware statutory trust (the “Note Seller”), and the Guarantor’s accountants and advised you as to the requirements of the Securities Act and the applicable rules and regulations thereunder. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Guarantor, its counsel, special Delaware counsel to the Trust and the Note Seller and the Guarantor’s accountants concerning certain matters relating to the Guarantor and the Trust and reviewed

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certificates of certain officers of the Guarantor and the administrative trustees of the Trust, opinions addressed to you from an Associate General Counsel of the Guarantor and special Delaware counsel to the Trust and the Note Seller and a letter addressed to you from the Guarantor’s accountants.

On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we advised you and now confirm that, in our opinion, each part of the Registration Statement, when such part became effective, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(i)	any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(ii)	the Pricing Disclosure Package, as of 2:20 p.m. on July 17, 2012 (which you have informed us is prior to the time of the first sale of the Securities by any Agent), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(iii)	the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the prior paragraph has caused us to believe that the Base Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, we do not know of any litigation or any governmental proceeding instituted or threatened against the Company that was required to be disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 when such Report was filed and was not so disclosed. We call to your attention, however, the fact that the Company has an internal legal department and that, while we represent the Company on a regular basis, our engagement has been limited to specific matters as to which we were consulted by the Company

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and, accordingly, our knowledge with respect to litigation and governmental proceedings instituted or threatened against the Company is similarly limited. Also, insofar as the offering of the Securities is concerned, we do not know of any documents that were required to be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 when such Report was filed and were not so filed.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any Post-Effective Amendment thereto, the Base Prospectus, the Pricing Disclosure Package or the Prospectus Supplement except for those made under the captions “Description of the Trust, the Senior Guaranteed Securities, the Guarantee and the Notes” and “Plan of Distribution” in the Prospectus Supplement insofar as they relate to provisions of the Amended and Restated Declaration of Trust, the Guarantee Agreement and the Indenture (as each of those terms are defined in the Prospectus Supplement), as well as the Distribution Agreement therein described. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, any Post-Effective Amendment thereto, the Base Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, any Post-Effective amendment thereto, the Base Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, or as to the statements of the eligibility of the respective Trustees under the Amended and Restated Declaration of Trust, the Indenture and the Guarantee Agreement under which the Securities and certain of the Related Securities are being issued.

This letter is furnished by us, as counsel to the Agents, to you, as Representative of the Agents, solely for the benefit of the Agents in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities or the Related Securities and may not be used in furtherance of any offer or sale of the Securities or the Related Securities.

Very truly yours,

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ANNEX II

Form of Opinion of General Counsel or Associate General Counsel

1. The Guarantor has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware;

2. This Agreement has been duly authorized, executed and delivered by the Guarantor;

3. The Junior Subordinated Notes have been duly authorized, executed, issued and delivered;

4. The Guarantor Agreements have been duly authorized, executed and delivered by the Guarantor.

In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware; that, insofar as such opinion involves factual matters, such counsel has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be responsible; and that such counsel has assumed that each Guarantor Agreement has been duly authorized, executed and delivered by each party thereto other than the Guarantor, that the Junior Subordinated Notes conform to the forms thereof examined by such counsel (or members of the legal department of the Company and certain of its subsidiaries acting under such counsel’s supervision), that the Trustee’s certificates of authentication of the Junior Subordinated Notes have been manually signed by one of the Trustee’s authorized signatories and that the signatures on all documents examined by such counsel (or members of the legal department of the Company and certain of its subsidiaries acting under such counsel’s supervision) are genuine, assumptions that such counsel has not independently verified. In addition, such counsel may state that such counsel has examined, or has caused members of the legal department of the Company and certain of its subsidiaries acting under such counsel’s supervision to examine, such corporate and partnership records, certificates and other documents, and such questions of law, as such counsel has considered necessary or appropriate for the purposes of such opinion.

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ANNEX III

Pursuant to Section 8(d) of the Distribution Agreement, the accountants shall furnish letters to the Agents to the effect that:

(i) They are an independent registered public accounting firm with respect to the Guarantor within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the PCAOB of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

(iii) They have made a review in accordance with standards established by the PCAOB of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Guarantor’s Quarterly Report(s) on Form 10-Q covering periods after the latest full fiscal year and incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been furnished to the Agents; and on the basis of specified procedures including inquiries of officials of the Guarantor, who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the Prospectus and/or included or incorporated by reference in Item 6 of the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Guarantor’s Annual Reports on Form 10-K for such fiscal years;

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(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Guarantor’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Guarantor’s Quarterly Report(s) on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus as most recently amended or supplemented and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year;

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(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances or forfeitures of restricted stock units issued under the Guarantor’s Stock Incentive Plan and repurchases of common stock in accordance with the Guarantor’s common stock repurchase program or issuances of stock associated with the Guarantor’s employee stock option plans) or any increase in the consolidated long-term debt of the Guarantor and its subsidiaries, or any decreases in consolidated total current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated total revenues or consolidated revenues, net of interest expense, pre-tax earnings or net earnings or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable items in the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter [insert if applicable — and except that, because no final consolidated income statement information was available for that period, the accountants are unable to provide an opinion as to whether there have been any such decreases or increases]; and

(vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Guarantor and its subsidiaries which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

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ANNEX IV

Form of Opinion of the Special Delaware Counsel to the Guarantor and the Trust

1. Each of the Trust and Goldman Sachs Capital III (the “Seller”) has been duly created and is validly existing and in good standing under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

2. Under the Delaware Statutory Trust Act and the Trust Declaration, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Prospectus;

3. The provisions of the Trust Declaration, including the terms of the Securities, are permitted under the Delaware Statutory Trust Act and the Trust Declaration constitutes a valid and binding obligation of the Guarantor and the Trustees, enforceable against the Guarantor and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy on the enforceability of provisions relating to indemnification or contribution;

4. Under the Delaware Statutory Trust Act and the Trust Declaration, (i) the Trust has the trust power and authority to (x) execute and deliver this Agreement and the Note Purchase Agreement and to perform its obligations under this Agreement and the Note Purchase Agreement, and (y) issue and perform its obligations under the Securities and (ii) the Seller has the trust power and authority to execute and deliver the Note Purchase Agreement and to perform its obligations thereunder;

5. (i)(x) Under the Delaware Statutory Trust Act and the Trust Declaration, the execution and delivery by the Trust of this Agreement and the Note Purchase Agreement and the performance by the Trust of its obligations hereunder and thereunder have been duly authorized by all necessary trust action on the part of the Trust; and (y) the Guarantor is authorized to execute and deliver this Agreement on behalf of the Trust and (ii) under the Delaware Statutory Trust Act and the Amended and Restated Trust Declaration, dated as of May 15, 2007 (the “Seller Trust Declaration”), among the Guarantor, as Sponsor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Delaware, as Delaware Trustee, the several Administrative Trustees named therein, and the several holders of the trust securities, the execution and delivery by the Seller of the Note Purchase Agreement and the performance by the Trust of its obligations thereunder have been duly authorized by all necessary trust action on the part of the Seller;

6. Under the Delaware Statutory Trust Act, the form of certificates attached to the Trust Declaration to represent the Securities are appropriate forms of certificates to evidence ownership of the Securities. The Securities have been duly authorized by the Trust

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Declaration and, when delivered to and paid for by the Agents, in accordance with this Agreement, will be validly issued and fully paid and nonassessable beneficial interests in the Trust. The holders of the Securities are entitled to the benefits provided by the Trust Declaration (subject to the terms of the Trust Declaration); and the holders of Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the holders of Securities may be obligated, pursuant to the Trust Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Securities certificates and the issuance of replacement Securities certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Declaration) to exercise its rights and remedies under the Trust Declaration;

7. Under the Delaware Statutory Trust Act and the Trust Declaration, the issuance of the Securities is not subject to preemptive rights;

8. The issuance and sale by the Trust of the Securities, the execution, delivery and performance by the Trust of this Agreement and the Note Purchase Agreement, the consummation by the Trust of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (x) any of the provisions of the Certificate of Trust of the Trust or the Trust Declaration, or (y) any Delaware law or administrative regulation applicable to the Trust; the execution, delivery and performance by the Seller of the Note Purchase Agreement, the consummation by the Seller of the transactions contemplated thereby and compliance by the Seller with its obligations thereunder do not violate (x) any of the provisions of the Certificate of Trust of the Seller or the Seller Trust Declaration, or (y) any Delaware law or administrative regulation applicable to the Seller.

9. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Securities or the execution, delivery and performance by the Trust of this Agreement or the Note Purchase Agreement. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Seller solely in connection with the execution, delivery and performance by the Seller of the Note Purchase Agreement. In rendering the opinion expressed in this paragraph (9), such counsel need express no opinion concerning the securities laws of the State of Delaware; and

10. Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

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